EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael Gelmon, the Chief Executive and Chief Financial Officer, of Focus Gold Corporation (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Amended Quarterly Report on Form 10-Q/A for the period ended August 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Amended Quarterly Report on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of the Company.

  /s/ Michael Gelmon___________

Michael Gelmon

Chief Executive Officer, Chief Financial Officer and Sole Director

(Principal Executive Officer, Principal Financial Officer and

Principal Accounting Officer)

Date:  October 24, 2013

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.